EXHIBIT 10.2

March 26, 2014

Frederick’s of Hollywood Group Inc.

and each of the other Borrowers referenced below

6255 Sunset Boulevard, 6th Floor

Hollywood, CA 9008

Attention: Thomas Rende

Re:	Amended and Restated Fee Letter

Ladies and Gentlemen:

Reference is made to (i) that certain Credit and Security Agreement, dated as of May 31, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Frederick’s of Hollywood Group Inc., a New York corporation (“Group”), FOH Holdings, Inc., a Delaware corporation (“Parent”), Frederick’s of Hollywood, Inc., a Delaware corporation (“Frederick’s”), Frederick’s of Hollywood Stores, Inc., a Nevada corporation (“Stores”), and Hollywood Mail Order, LLC, a Nevada limited liability company (“Mail Order” and together with Group, Parent, Frederick’s and Stores, each individually, a “Borrower”, and collectively, the “Borrowers”), and SALUS CLO 2012-1, LTD. (“Salus CLO”) and Salus Capital Partners, LLC (“SCP”, together with Salus CLO, each a “Lender” and collectively, the “Lenders”), (ii) that certain fee letter, dated as of May 31, 2012 (the “Fee Letter”), between the Borrowers and Lenders, and (iii) that certain supplemental fee letter, dated as of October 10, 2013 (the “Supplemental Fee Letter”), between the Borrowers and Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

On the date hereof, the Borrowers and Lenders are entering into that certain Fifth Amendment to Credit and Security Agreement (the “Fifth Amendment”). In connection with the Fifth Amendment, the Borrowers and Lenders hereby agree to incorporate into, amend and restate the terms of the Fee Letter and Supplemental Fee Letter into this letter agreement (the “Amended and Restated Fee Letter”), and each of the Borrowers, jointly and severally, agrees to pay to the Lenders, the fees referred to below:

1.          Origination Fee. An origination fee (the “Origination Fee”) in the amount of $465,000 on account of the Line of Credit, which Origination Fee is deemed fully earned and non-refundable on the Closing Date. Such Origination Fee has been paid in full by the Borrowers. No portion of the Origination Fee shall be subject to refund, rebate or abatement in whole or part.

2.          Tranche A-2 Origination Fee. An origination fee (the “Tranche A-2 Origination Fee”) in an amount equal to the greater of (i) $110,000, or (ii) 1.0% of the aggregate Tranche A-2 Advance funded by the Lenders pursuant to the Credit Agreement, which Tranche A-2 Origination Fee is deemed fully earned as of the Fourth Amendment Effective Date and payable by Borrower to Lenders in cash as follows: (x) $50,000 of the Tranche A-2 Origination Fee has been paid as of the date hereof and (y) the balance of the Tranche A-2 Origination Fee ($60,000 plus 1.0% of any incremental amount elected to be advanced by the Lenders on account of the Tranche A-2 Advance pursuant to Section 2.1(b)(ii) of the Credit Agreement) shall be due and payable on the earliest of (A) the date on which the Lenders fund the balance of the Tranche A-2 Advance to Borrowers in connection with the Consummation of the Merger Transaction, (B) the occurrence of an Event of Default under the Credit Agreement, or (C) June 15, 2014 if the Consummation of the Merger has not occurred by such date. No portion of the Tranche A-2 Origination Fee shall be subject to refund, rebate or abatement in whole or part.

3.          Accordion Fee. In the event that the Maximum Line of Credit is increased pursuant to the terms of Section 2.1(a)(ii) of the Credit Agreement, the Borrowers, jointly and severally, agree to pay to the Lenders an origination fee on account of such increase (the “Accordion Fee”) in the amount of one percent (1.0%) of such increase in the Maximum Line of Credit, which Accordion Fee is deemed fully earned and non-refundable on the date of such increase. As of the date hereof, the Maximum Line of Credit has been increased by $4,000,000 and the Borrowers have paid to the Lenders the Accordion Fee of $40,000 related thereto. The Borrowers shall pay any additional Accordion Fee in cash in full on the date of such additional funding, and no portion of the Accordion Fee shall be subject to refund, rebate or abatement in whole or part.

4.          Unused Line of Credit Fee. An unused line of credit fee (the “Unused Line Fee”), which Unused Line Fee shall accrue at a rate equal to three-quarters of one percent (0.75%) per annum times the average daily unused portion of the Line of Credit. The Unused Line Fee shall be payable monthly in arrears on the first day of each month, commencing with the first full month following the Closing Date, and on the Termination Date.

5.          Monitoring Fees. As of the Fifth Amendment Effective Date, Collateral monitoring fees (the “Monitoring Fees”) in the amount of $20,000 per month and such Monitoring Fees are fully earned through the Termination Date. Monitoring Fees in the amount of $4,500 per month from the Closing Date through May 2013 and $12,500 per month from June 2013 through the Fifth Amendment Effective Date have been previously paid. The Monitoring Fees subsequent to the Fifth Amendment Effective Date shall be payable monthly, in advance, on the first day of each month until the Termination Date.

6.          Annual FILO Facility Fee. Commencing on the first anniversary of the Closing Date, and continuing on each subsequent anniversary of the Closing Date, Borrowers shall pay to Lenders a nonrefundable annual facility fee on account of the FILO Advance equal to one-half of one percent (.50%) of the then-outstanding FILO Advance, which fee shall be fully earned and non-refundable on each such anniversary date.

7.          Line of Credit Reduction or Termination Fees. If Lenders terminate the Line of Credit during a Default Period, or if Borrowers elect to terminate the Line of Credit or reduce the Maximum Line of Credit on a date prior to the Maturity Date, then Borrowers shall pay to Lenders as liquidated damages, and not as a penalty, a Line of Credit termination fee in an amount equal to a percentage of the then effective Maximum Line of Credit (or in the case of a reduction of the Maximum Line of Credit, a percentage of the amount by which the Maximum Line of Credit is to be reduced), calculated as follows: (i) three percent (3.0%) if the Termination Date or effective date of reduction of the Maximum Line of Credit occurs before the first anniversary of the Closing Date; (ii) two percent (2.0%) if the Termination Date or effective date of reduction of the Maximum Line of Credit occurs on or after the first anniversary of the Closing Date, but before the second anniversary of the Closing Date; and (iii) one-half of one percent (0.5%) if the Termination Date or effective date of reduction of the Maximum Line of Credit occurs on or after the second anniversary of the Closing Date, but before the third anniversary of the Closing Date; provided, that in the event of a sale of all or substantially all of the assets or Capital Stock of the Borrowers resulting in a Change of Control and repayment in full of the Obligations and termination of this Agreement, then the Line of Credit termination fee shall be reduced by fifty percent (50%) of the amount otherwise due under this paragraph.

All fees payable under this Amended and Restated Fee Letter constitute compensation for services rendered and do not constitute interest or a charge for the use of money. All fees payable hereunder shall be fully earned when due or as otherwise provided herein and shall not be subject to refund or rebate under any circumstances. All fees payable hereunder will be paid in immediately available funds and shall not be subject to reduction by way of setoff or counterclaim.

Each Borrower agrees to keep the terms of this Amended and Restated Fee Letter confidential and not to disclose same to any other Person, without the Lenders’ prior written consent other than to (a) such Borrower’s officers, directors, employees, accountants, attorneys, and other advisors, agents and representatives, and then only on a confidential basis in connection with the transactions contemplated hereby, and (b) as required by applicable law or compulsory legal process (in which case such Borrower agrees to inform the Lenders promptly thereof).

This Amended and Restated Fee Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. THIS AMENDED AND RESTATED FEE LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. This Amended and Restated Fee Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Amended and Restated Fee Letter by electronic transmission shall be equally effective as delivery of a manually executed counterpart of this Amended and Restated Fee Letter. Section headings used herein are for convenience of reference only, are not part of this Fee Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Amended and Restated Fee Letter.

If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof, whereupon this Amended and Restated Fee Letter shall become a binding agreement between us.

[Signature Pages Follow]

EXHIBIT 10.2

Very truly yours,

SALUS CLO 2012-1, LTD.

By: Salus Capital Partners II, LLC,
Its: Collateral Manager

By:	/s/ Kyle C. Shonak
Name: Kyle C. Shonak
Title: Executive Vice President

By:	/s/ Jonas D.L. McCray
Name: Jonas D.L. McCray
Title: Senior Vice President

SALUS CAPITAL PARTNERS, LLC

By:	/s/ Kyle C. Shonak
Name: Kyle C. Shonak
Title: Executive Vice President

By:	/s/ Jonas D.L. McCray
Name: Jonas D.L. McCray
Title: Senior Vice President

[Amended and Restated Fee Letter]

Acknowledged and Agreed:

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FOH HOLDINGS, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FREDERICK’S OF HOLLYWOOD, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FREDERICK’S OF HOLLYWOOD STORES, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

HOLLYWOOD MAIL ORDER, LLC

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

[Amended and Restated Fee Letter]